Exhibit 99.1

NEWS RELEASE

CONTACT: Kim Duncan Director, Investor Relations The Cooper Companies, Inc. ir@coopercompanies.com	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com
FOR IMMEDIATE RELEASE

THE COOPER COMPANIES ANNOUNCES

$1 BILLION SENIOR UNSECURED CREDIT FACILITY AND

REDEMPTION OF 7.125% OF SENIOR NOTES DUE 2015

PLEASANTON, Calif., Jan. 12, 2011 – The Cooper Companies, Inc. (NYSE: COO) today announced that it entered into a $1 billion 5-year Senior Unsecured Credit Facility, consisting of a $750 million Senior Unsecured Revolving Line of Credit and a $250 million Senior Unsecured Term Loan. The Company also called for the redemption of all $339 million of its outstanding 7.125% Senior Notes due 2015.

The Company intends to use the facility to provide ongoing working capital and for other general corporate purposes. This includes refinancing the existing Senior Unsecured Revolving Line of Credit of $650 million that matures on January 31, 2012, and the redemption of the Senior Notes.

The redemption date of the Senior Notes is February 15, 2011, and the redemption price is 103.563% of principal amount of the Notes, plus accrued and unpaid interest to February 15, 2011. The Notes are being called for redemption in accordance with the indenture governing the Notes. Copies of the formal notice and additional information may be obtained from the redemption agent, HSBC Bank USA, National Association, Corporate Trust Operations, 2 Hanson Place, 14th Floor, Brooklyn, NY 11217 or by calling the redemption agent at (800) 662-9844.

As a result of these transactions, the Company expects total interest expense of approximately $25 million in fiscal 2011. It expects the refinancing will positively affect non-GAAP EPS by approximately $0.08 in fiscal 2011, excluding prepayment penalties and other debt extinguishment costs of approximately $17.3 million. GAAP EPS is expected to be negatively affected by approximately $0.14 in fiscal 2011.

About The Cooper Companies

The Cooper Companies, Inc. (www.coopercos.com) is a global medical products company that serves the specialty healthcare market through its CooperVision and CooperSurgical business units. Corporate offices are in Pleasanton, CA.

CooperVision (www.coopervision.com) develops, manufactures and markets a broad range of contact lenses for the worldwide vision correction market. Dedicated to enhancing the contact lens experience for practitioners and patients, CooperVision specializes in lenses for astigmatism, presbyopia and ocular dryness. Headquartered in Pleasanton, CA, it manufactures in: Hamble and Hampshire, UK; Juana Diaz, Puerto Rico; and Scottsville, NY.

CooperSurgical (www.coopersurgical.com) develops, manufactures and markets medical devices, diagnostic products and surgical instruments and accessories used primarily by gynecologists and obstetricians. CooperSurgical is a leader in the U.S. OB-GYN market, and its major manufacturing and distribution facilities are located in Trumbull, CT; Pasadena, CA; and Stafford, TX.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including all statements regarding anticipated growth in our revenue, CooperVision’s manufacturing restructuring plan and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in global or regional general business, political and economic conditions due to the current global economic downturn, including the impact of continuing uncertainty and instability of United States and international credit markets that may adversely affect the Company’s or its customers’ ability to meet future liquidity needs; changes in interest rates; changes in tax laws or their interpretation and changes in effective tax rates; the inability of the Company to meet limited customary borrowing conditions under the new Senior Unsecured Credit Facility that could prevent the Company from accessing the new Senior Unsecured Credit Facility to redeem the Senior Notes, including the absence of certain material adverse changes, defaults or events of default and the correctness of representations and warranties; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, as such Risk Factors may be updated in quarterly filings.

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